UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2014 (July 7, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bruce D. Frank to Board of Directors and Audit Committee

On July 7, 2014, the Board of Directors of American Realty Capital Properties, Inc. (the “Company”) appointed Bruce D. Frank to serve as an independent director of the Company, effective July 8, 2014, for a term expiring upon the earlier of: (i) the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified; and (ii) his death, removal or resignation. Mr. Frank was appointed due to his extensive experience, as described below. Mr. Frank was also appointed to the Audit Committee of the Board of Directors, effective July 8, 2014, and the Board of Directors determined that Mr. Frank qualifies as an “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K, based upon his past experience and qualifications. There are no related party transactions involving Mr. Frank that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K and there are no arrangements or understandings between Mr. Frank and any other person pursuant to which Mr. Frank was appointed as director.

Bruce D. Frank, 60, worked with Ernst & Young LLP (“Ernst & Young”) from April 1997 until June 2014 and most recently served as a senior partner with the assurance line of Ernst & Young’s real estate practice. Prior to joining Ernst & Young, Mr. Frank was at KPMG LLP (“KPMG”) from February 1980 until March 1997, where he served as an assurance partner of KPMG’s real estate practice. Mr. Frank has over 35 years of experience providing services to developers, owners and investors in all types of real estate holdings, including domestic and global assets. Mr. Frank currently serves as a member of the Real Estate Advisory Board of the New York University Schack Institute of Real Estate and as a member of the National Association of Real Estate Investment Trusts. Mr. Frank also serves as a member of the Association of Foreign Investors in U.S. Real Estate and previously served on its Legislative Affairs Committee. Mr. Frank holds a Bachelor of Science in Accounting from Bentley College and is a Certified Public Accountant in New York and New Jersey.

The only compensation arrangement under which Mr. Frank will receive compensation as an independent director of the Company is described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2014.The terms of such independent director compensation described in the Company’s definitive proxy statement under “Compensation and Other Information Concerning Officers, Directors and Certain Stockholders – Compensation of Directors – Current Non-Executive Director Compensation” are incorporated herein by reference.

Appointment of David S. Kay to Board of Directors Effective October 1, 2014

On July 7, 2014, the Board of Directors of the Company appointed David S. Kay to serve as a director of the Company, effective October 1, 2014, for a term expiring upon the earlier of: (i) the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified; and (ii) his death, removal or resignation. There are no related party transactions involving Mr. Kay that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K and there are no arrangements or understandings between Mr. Kay and any other person pursuant to which Mr. Kay was appointed as director.

Mr. Kay’s background and experience are described in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2013.

Mr. Kay will receive no compensation for serving as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

July 10, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors